CONFIDENTIAL TREATMENT REQUESTED
June 5, 1997


Frank J. Crespo - Director, Wafer Fab Procurement
Worldwide Procurement & Logistic - Semiconductor Group
Texas Instruments Incorporated
8505 Forest Lane MS 8687
Dallas, TX 75266

Dear Frank,

In accordance with our teleconference of May 28, 1997, MEMC Southwest is in agreement with the following elements of the Epi wafer pricing submissions to Texas Instruments:

1.   Pricing Structure

     1A. US Prices

                       May 1 - Jun 1997     Jul - Dec 1997     Jan - Dec 1998
     5" Epi            [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED
                       SEPARATELY WITH SEC]
     6" Epi            [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED
                       SEPARATELY WITH SEC]

     Price schedule is based upon the average price on all 5" & 6" Epi respectively.

     1B. Japan Prices

                  Apr - Jun 1997  Jul - Sep 1997  Oct - Dec 1997  Jan - Dec 1998
     5" Epi G&J        [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED
                       SEPARATELY WITH SEC]
     5" Epi P59        [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED
                       SEPARATELY WITH SEC]
     6" Epi            [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED
                       SEPARATELY WITH SEC]

     Price schedules are valid as long as the US Dollar/Yen ROE remains within the [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC] Yen per US Dollar range. Should the actual ROE move outside the defined range, (greater than 30 days), MEMC Southwest and TI's Silicon Wafer Procurement Team will revisit the pricing schedule.

     US Pricing retroactive to May 1, 1997.

2.   Target Volumes

                       US                        Japan
     5" Epi            [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED
                       SEPARATELY WITH SEC]
     6" Epi            [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED
                       SEPARATELY WITH SEC]

     The US volume of wafers for 6" is approximately [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC]. MEMC would like to maintain this volume through December 1998.

     In Japan, the 6" Epi volume is approximately [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC]. MEMC would like to maintain this volume assuming no significant reductions in overall demand. On the 5" Epi, MEMC would like to maintain about [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC]. If the 125mm Epi converts to 150mm, the equivalent volume of 5" converted to 6" would be the additional market share of 6".

     MEMC acknowledges that if market demand should prevail where Texas Instruments does not need the target Epi volumes, and a short fall in loading commitments does exist, Section 4.03 A, B, & C of the TI Purchase Agreement will be applicable.

     MEMC believes that TI will attempt to meet the Epi product loading at Southwest in the spirit of the joint venture partnership.

3.   6" Product Mix

     Based upon the dissimilarity in 6" competitive market pricing in Japan and the US, MEMC prefers to maintain a ratio in mix of approximately 85% in the US and 15% in Japan.

4.   Capacity

     The above pricing schedules are valid for all Epi wafers TI receives from MEMC up to the installed capacity at MEMC Southwest's (existing small diameter plant) and terms of this agreement, regardless of where MEMC decides to produce the actual wafers. Pricing for volume above stated commitments will be negotiated between MEMC and TI's Silicon Wafer Procurement Team outside of this agreement.

5.   Non-Epi Conversion

     TI agrees not to convert production of existing Epi products to non-Epi wafers for the term of the pricing schedule above with the exception of an MSLP Project that would potentially eliminate Epi as part of a process conversion. This exception would result in a possible conversion of no more that [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC] of MSLP's existing Epi demand. MEMC understands from TI that the [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC] volume is potentially about [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC] wafers/month.

6.   TI's Epi Production

     As outlined in Section 11.02 of the TI/MEMC Shareholder's Agreement, Texas Instruments agrees not to take any further action to produce their own CMOS Epi wafers beyond what is currently being done.

7.   5" Grade 1 Pricing

     As outlined in Section 10.01 of the TI Purchase Agreement and in consideration of the Epi pricing structure, TI agrees to no price reductions on 5" polished wafers in 1998.

8.   Specification Changes

     If there are significant specification changes with associated cost increases, price on those wafers will have to be re-negotiated.

9.   Infrastructure and Chemical Costs

     K. Bala has made a commitment to MEMC Southwest to work the infrastructure cost to MEMC Southwest and reduce these costs starting as early as April with a reduction in chemical costs.

10.  Confidentiality

     Texas Instruments and MEMC will consider all information pertaining to this contract to be strictly confidential. Any disclosure will result in serious violation of the original joint venture agreement.

As of June 5, 1997, both Texas Instruments and MEMC are in agreement to the terms and conditions of this document.


/s/ Frank J. Crespo                            /s/ David Eaton
-------------------------------                ---------------------------------
Frank J. Crespo                                David Eaton
Director, Wafer Fab Procurement                TI Account Manager
Texas Instruments, Incorporated                MEMC Southwest, Incorporated
8505 Forest Lane MS 8687                       P. O. Box 9600 MS 862
Dallas, TX 75266                               Sherman, TX 75091


Copies to:
         Marcel Coinne, MEMC
         Ken Newton, Texas Instruments
         John Robinson, MEMC Southwest